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Vice President, Investor Relations
and Treasurer
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Sonic ANNOUNCES PRELIMINARY RESULTS FOR THE FOURTH FISCAL QUARTER OF 2016

FOURTH FIscal QUARTER 2016 EARNINGS CONFERENCE CALL DATE ANNOUNCED

OKLAHOMA CITY (September 27, 2016) – Sonic Corp. (NASDAQ: SONC), the nation's largest chain of drive-in restaurants, today announced preliminary results for its fourth fiscal quarter ended August 31, 2016.

The company estimates that system-wide same-store sales for its fourth fiscal quarter decreased approximately 2.0%.  Estimated  same-store sales performance reflects a decrease of approximately 3.0% at company drive-ins and a decrease of approximately 1.8% at franchise drive-ins for the fourth fiscal quarter. Additionally, net income per diluted share is anticipated to be $0.51 to $0.53. Adjusted net income per diluted share is estimated to be $0.43 to $0.45 for the fourth fiscal quarter.

"While we delivered a solid overall fiscal 2016 performance with 2.6% system-wide same-store sales growth, the fourth quarter was below our expectations from both a sales and a profit perspective,” said Cliff Hudson, Sonic Corp. CEO. “The shortfall was largely driven by lower-than-expected traffic, reflecting lower consumer spending in restaurants and continued aggressive competitive activity.  As we look ahead to fiscal 2017, we remain focused on delivering one of the most differentiated customer experiences in the quick service industry with innovative products, targeted value propositions and outstanding customer service.”

In the fourth fiscal quarter, 19 new drive-ins were opened. In fiscal 2016, 53 new drive-ins were opened.  On a net basis, the brand saw an increase of 31 drive-ins for fiscal 2016, representing a 1% increase in system drive-ins.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. Final results for the fourth fiscal quarter of 2016 as well as the company’s outlook for fiscal year 2017 will be released on October 24, 2016.

Fourth Fiscal Quarter 2016 Earnings Call

The company will release results for the quarter ended August 31, 2016 at approximately 4:05 PM ET on Monday, October 24, 2016. The company will host a conference call to review financial results at 5:00 PM ET that evening.  The conference call can be accessed live over the phone by dialing  (877) 419-6590 or (719) 325-4786 for international callers.  A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 5500371.  The replay will be available until Monday, October 31, 2016.  An online replay of the conference call will be available approximately two hours after the conclusion of the live broadcast. A link to this event may be found on the company's investor relations website at http://ir.sonicdrivein.com/.

About Sonic

SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving more than 3 million customers every day. Nearly 90 percent of SONIC's 3,500 drive-in locations are owned and operated by local business men and women. Over more than 60 years, SONIC has delighted guests with signature menu items, more than 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated more than $6 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in today's youth. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn more about SONIC's Limeades for Learning initiative, please visit Limeadesforlearning.com.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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